EXHIBIT 10(q)


                     EMPLOYMENT AND NON-COMPETE AGREEMENT

     Agreement made as of November 1, 1996, between Hanger Orthopedic Group, Inc., a Delaware corporation (the "Company"), and John McNeill ("Executive").

                                  WITNESSETH:

     WHEREAS,   Executive  has  great  expertise  in  the  Company's  and  its
Subsidiaries' businesses;

     WHEREAS, Executive's use of such expertise in competition with the Company and its Subsidiaries would have an extremely detrimental effect on the Company and its Subsidiaries; and

     WHEREAS, the Company desires to retain the services of Executive and to assure itself that Executive does not engage in competition with the Company and its Subsidiaries.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment by the Company upon the terms and conditions set forth in this Agreement, for the period beginning on the date of this Agreement, and ending upon termination pursuant to paragraph 4 hereof (the "Employment Period").

     2. COMPENSATION.

     (a) During the Employment Period, the Company will pay Executive a base salary at the rate of $234,000.00 per annum in consideration for the services to be rendered to the Company by Executive (the "Base Salary"). Executive's Base Salary may be increased from time to time as determined by the Board of Directors of the Company (the "Board"). In addition to the Base Salary payable to Executive pursuant to this paragraph 2(a), during the Employment Period Executive will be entitled to the benefits set forth on Schedule I attached hereto.

     (b) In addition to the Base Salary and the other benefits paid to Executive during the Employment Period, Executive also shall be eligible to receive awards of stock options from the Company, as well as cash bonus compensation based on formulae related to year-end financial data of the Company and determined in the reasonable discretion of the Board and its Compensation Committee.

     3. SERVICES. During the Employment Period, Executive shall devote his best efforts and substantially all of his business time and attention to the affairs of the Company or its Subsidiaries (except for reasonable vacation periods subject to the reasonable approval of the Board, or reasonable periods of illness or other incapacity). During the Employment Period, Executive agrees to render such services of an executive and administrative character to the Company and its Subsidiaries as the Board may from time to time direct.


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     4.  TERMINATION.  The  Employment  Period will continue from year to year unless terminated earlier by (a) Executive's death or permanent disability (as determined by the Board in its good faith judgment), (b) by Executive's resignation upon prior written notice to the Company of not less than three
(3) months, (c) the Board for Cause, or (d) the Board without Cause. For purpose of this paragraph 4, "Cause" shall mean (i) the failure or refusal of Executive to follow the lawful directives of the Board (except due to sickness, injury or disabilities), (ii) inattention to duty or any other willful, reckless or negligent act (or omission to act) by Executive, which, in the good faith judgment of the Board, materially injures the Company or one of its Subsidiaries, including the repeated failure to follow the policies and procedures of the Company or one of its Subsidiaries, (iii) a material breach of this Agreement by Executive, (iv) the commission by Executive of a felony or other crime involving moral turpitude or the commission by Executive of an act of financial dishonesty against the Company or one of its Subsidiaries or
(v) a proper business purpose of the Company, including but not limited to a decrease in the staffing of the office in which Executive is working or the elimination of the position filled by Executive; provided, however, that prior to any termination of the Employment Period for Cause as defined under items
(i) and (ii) above, the Company shall be required to give Employee prior written notice of any such claim of Cause by the Company, with Executive having the right promptly thereafter to appeal such claim of Cause by the Company in a hearing with the Board. Except in the case of death, resignation or the continuation of the Employment Period during the appeal process described above, termination will not be effective until 30 days after the Board has given written notice to Executive of such termination.

     If Executive's employment is terminated by the Executive in any manner other than clauses (a) or (b) above, the Company will have the remedies enumerated in paragraph 17.

     If Executive's employment is terminated, then Executive may be entitled to receive severance payments in the amount and under the terms set forth in
Schedule II attached hereto.

     5. NON-COMPETE.

     (a) Executive agrees that during the Employment Period and for a period of thirty-six (36) months thereafter (the "Non-Compete Period"), Executive will not directly or indirectly (whether as employee, director, owner, stockholder, consultant, partner (limited or general) or otherwise) own,


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manage,  control,  participate in, consult with, render services for or in any manner engage in any Competitive Business or solicit any other Person to engage in any of the foregoing activities or knowingly request, induce or attempt to influence any then existing customer of the Company or its Subsidiaries to curtail or cause any business they are currently, or in the last 36 months have been, transacting with the Company and its Subsidiaries
(the "Non-Compete"). Nothing herein will prevent Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is a competitor of the Company or its Subsidiaries and which is publicly traded, so long as Executive has no participation in the business of such corporation. Notwithstanding the terms of the Non-Compete, after the expiration of the Employment Period but prior to the expiration of the Non-Compete Period, Executive may engage in Limited Competition. Furthermore, during the Non-Compete Period, Executive shall not, without the Company's prior written consent, directly or indirectly, knowingly solicit or encourage or attempt to influence any employee to leave the employment of the Company or any of its Subsidiaries.

     "Competitive Business" shall mean engaging in "Business" within the "Restricted Territory." "Business" shall mean manufacturing, distributing, wholesaling or retailing of orthotics or prosthetics, or the operation of clinics to fit patients for orthotics or prosthetics, or any other related businesses which the Company and its Subsidiaries are engaged in during and at the expiration of the Employment Period. "Restricted Territory" shall mean the United States of America, the District of Columbia and any U.S. territory in which the Company or any one or more of its Subsidiaries conducts Business during and at the expiration of the Employment Period. "Limited Competition" shall mean being an employee, director, owner, stockholder consultant and/or partner (limited or general) in only one business enterprise which consists of only one retail clinical operation selling and fitting patients for prosthetics and orthotics.

     (b) If, at the time of enforcement of any provision of paragraph 5(a) above, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, and geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

     (c) The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this paragraph 5; therefore, in the event of a breach by Executive of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or


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equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

     6. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations, data and trade secrets (collectively, "Confidential Information") obtained by him during the course of his performance under this Agreement, and previously as an employee of the Company and/or its Subsidiaries, concerning the business or affairs of the Company or any of its Subsidiaries are the property of the Company and its Subsidiaries. For purposes of this Agreement, "trade secret" means any method, program or compilation of information which is used in the Company's or any Subsidiary's business, including but not limited to: (a) techniques, plans and materials used by the Company and its Subsidiaries, (b) marketing methods and strategies employed by the Company and its Subsidiaries, and (c) all lists of past, present or prospective customers, suppliers, referring physicians and all other referral sources of the Company and its Subsidiaries. Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of such Confidential Information without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act or become known to the Executive lawfully outside the scope of his employment under this Agreement. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents and its Subsidiaries which he may then possess or have under his control.

     7. INVENTIONS AND PATENTS. Executive agrees that all Confidential Information and all inventions, innovations or improvements in the Company's and its Subsidiaries' method of conducting their respective businesses, or any reasonable development or extension of such businesses (including new contributions, improvements, ideas and discoveries, whether patentable or not), conceived or made by him (whether individually or in conjunction with other Persons) during the Employment Period belong to the Company and its Subsidiaries. Executive will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

     8. OTHER BUSINESSES. During the Employment Period, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, any business other than the business of the Company and its Subsidiaries.


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     9. ANNUAL PHYSICAL EXAMINATION. The Executive will assist the Company and its Subsidiaries (without cost to the Executive) in obtaining key man life and disability insurance, including, without limitation, to submitting to an annual general physical examination (and such other physical examinations requested by the Company's insurers), and to share the results of such examinations with the Company and its insurers.

     10. NO INCONSISTENT AGREEMENTS. Any and all employment, consulting or other similar agreements heretofore executed between the Company and/or its Subsidiaries on the one hand and Executive on the other are hereby terminated.

     11. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by overnight courier (E.G., Federal Express) or mailed by first class mail, to the recipient at the address below indicated:

                  To the Company:

                           Hanger Orthopedic Group, Inc.
                           7700 Old Georgetown Road (Second Floor)
                           Bethesda, Maryland  20814
                           Attention:  Chief Executive Officer

                  To Executive:

                           John McNeill
                           Hanger Orthopedic Group, Inc.
                           7700 Old Georgetown Road
                           Bethesda, Maryland  20814

                  With a copy of any of the foregoing notices to:

                           Freedman, Levy, Kroll & Simonds
                           1050 Connecticut Avenue, N.W. (Suite 825)
                           Washington, D.C.  20036
                           Attention:  Jay W. Freedman, Esq.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

     12. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid,


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void or otherwise unenforceable  provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and
(iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     13.  COMPLETE  AGREEMENT.  This  Agreement,   those  documents  expressly
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14.   COUNTERPARTS.   This   Agreement   may  be   executed  on  separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     15. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns. Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company may assign its rights and delegate its duties hereunder without the consent of the Executive to Permitted Transferees.

     16. GOVERNING LAW. All questions concerning the construction, validity and interpretation of the Agreement will be governed by the internal law, and not the law of conflicts of the State of Maryland.

     17. REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Executive acknowledges that in his past, present and future capacity as an executive officer of the Company and/or its Subsidiaries, he was, is and will be critical to the success of the Company and its Subsidiaries and that the Company would not have consummated the Purchase unless Executive entered into this Agreement. Executive further acknowledges that his material breach of this Agreement would cause the Company and its Subsidiaries material adverse harm, including lost sales, profits and growth potential. Executive believes it would be just and


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equitable for a court to consider the foregoing factors when accessing damages against Executive for his material breach of this Agreement.

     18. AMENDMENTS AND WAIVERS; THIRD PARTY BENEFICIARIES. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. Each direct and indirect Subsidiary of the Company shall be a third party beneficiary of the Executive's obligations under this Agreement, provided that this Agreement may be amended in any manner without the consent of such third party beneficiaries.

     19. DEFINITIONS. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof. "Permitted Transferee" shall mean (a) any successor by merger or consolidation to the Company or any Permitted Transferee; (b) any purchaser of all or substantially all of the Company's or any Permitted Transferee's assets; and
(c) any lender to (i) the Company, (ii) any Permitted Transferee and/or (iii) any affiliate of the Company or of any Permitted Transferee. "Subsidiary" shall mean any Person which the Company has the direct or indirect right to control, direct or cause direction of management and policies of, whether through the ownership of voting securities, by contract or otherwise, including but not limited to J.E. Hanger, Inc. of Georgia.

                          *      *      *      *

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              HANGER ORTHOPEDIC GROUP, INC.

                              By: ____________________________
                                  Ivan R. Sabel
                                  President and Chief Executive Officer


                                  ____________________________
                                  John McNeill


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                                                                    SCHEDULE I

                              EXECUTIVE BENEFITS

1.   All  group  medical,  life,  short-term  disability,   dental  and  other
     insurance generally made available to employees of the Company and its Subsidiaries.

2. Reasonable auto expense allowances consistent with the Company's past practices.

3. Reimbursement for any reasonable out-of-pocket business expense actually and necessarily incurred by Executive in the conduct of the business of the Company upon receipt of itemized vouchers approved in accordance with agreed-upon review and approval procedures. Reimbursement of the costs of attending organizational and trade association conferences and customary travel expenses.

4. General long-term disability insurance (group and individual policies) generally made available to key employees of the Company and its Subsidiaries.


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                                                                   SCHEDULE II

                        SEVERANCE BENEFITS OF EXECUTIVE

     1. In the event the employment of Executive by the Company is terminated for any reason other than Cause, as defined in the Employment Agreement between Executive and the Company to which this Schedule is attached, then the Company shall pay to Executive one of the following severance payments:

          (i) in the event of the termination of Executive by the Company within the first twelve (12) months immediately following the date of the Employment Agreement, then in such event the Company shall pay to Executive an amount equal to three (3) times the annualized average of Executive's W-2 income for the years of 1995, 1994 and 1993;

          (ii) in the event of the termination of Executive by the Company more than twelve (12) months immediately following the date of the Employment Agreement but on or prior to twenty-four (24) months immediately following the date of the Employment Agreement, then in such event the Company shall pay to Executive an amount equal to two (2) times the annualized average of Executive's W-2 income for the years of 1995, 1994 and 1993; or

          (iii) in the event of the termination of Executive by the Company more than twenty-four (24) months immediately following the date of the Employment Agreement but on or prior to thirty-six (36) months immediately following the date of the Employment Agreement, then in such event the Company shall pay to Executive an amount equal to one-half (1/2) of the annualized average of Executive's W-2 income for the years of 1995, 1994 and 1993.

For purposes of this calculation, the "annualized average of Executive's W-2 income for the years 1995, 1994 and 1993" shall be determined by adding the gross income earned by Executive during 1995, 1994 and 1993 as shown on Executive's W-2 wage statement and dividing such sum by three (3).
Notwithstanding anything else contained herein to the contrary, the Company shall nevertheless pay to Executive the applicable amount of severance payments as provided herein in the event the employment of Executive by the Company is terminated by the Company for a proper business purpose as provided in paragraph 4(v) of the Employment Agreement.

     2. In the event the employment of Executive by the Company is terminated for any reason other than Cause within the first thirty-six (36) months


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immediately  following  the  date of the  Employment  Agreement,  then (i) the non-compete portion of the Employment Agreement shall be invalid and (ii) all stock options of Executive shall become immediately fully vested.

     3. In the event the employment of Executive by the Company is terminated either by the resignation of Executive or for reasons which are determined to constitute Cause, then in either such event (i) Executive shall not be entitled to any of the severance payments described herein and (ii) all remaining provisions of the Employment Agreement shall apply, including but not limited to the non-compete, confidentiality and non-solicitation provisions.